UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2024

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666		36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
4 Copley Place	Boston	MA	02116
(Address of principal executive offices)			(Zip Code)

(617) 532-6100
(Registrant’s telephone number, including area code)
 N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 14, 2024, Wayfair Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting:
1.The stockholders voted to elect each of the eight (8) nominees for director.
2.The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2024.

The Company’s inspector of elections certified the following vote tabulations:
Proposal 1: Election of Directors

Nominee	For	Abstain	Broker Non-Votes
Niraj Shah	327,032,961	1,950,908	15,935,657
Steven Conine	328,247,120	736,749	15,935,657
Andrea Jung	319,157,505	9,826,364	15,935,657
Jeremy King	317,384,933	11,598,936	15,935,657
Michael Kumin	312,009,729	16,974,140	15,935,657
Jeffrey Naylor	326,910,731	2,073,138	15,935,657
Anke Schäferkordt	328,611,771	372,098	15,935,657
Michael E. Sneed	327,316,184	1,667,685	15,935,657
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
343,691,834	1,044,178	183,514	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: May 15, 2024	By:	/s/ ENRIQUE COLBERT
Enrique Colbert
General Counsel and Secretary

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